CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (No. 333-278736) (the “Registration Statement”) of our report dated April 9, 2026 relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 9, 2026